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                                                                   EXHIBIT 10.18

                                    FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "AGREEMENT") is made and entered into as of the ___ day of ________, 2000, by and between Prize Energy Corp. (formerly Vista Energy Resources, Inc.), a Delaware corporation ("NEW PRIZE"), and ____________________________ (formerly Prize Energy Corp.), a
Delaware corporation ("OLD PRIZE").

                                    RECITALS

         A. Old Prize and Pioneer Natural Resources USA, Inc., a Delaware corporation ("PIONEER"), are parties to that certain Joint Participation Agreement dated as of June 29, 1999, a copy of which is attached hereto (the "JOINT PARTICIPATION AGREEMENT").

         B. Old Prize, New Prize and PEC Acquisition Corp., a Delaware corporation ("MERGER SUB"), are parties to that certain Agreement and Plan of Merger dated as of October 8, 1999, pursuant to which, effective on the date hereof, Merger Sub has been merged with and into Old Prize (the "MERGER"), such that Old Prize has become a wholly-owned subsidiary of New Prize (the "MERGER AGREEMENT").

         C. As a result of the Merger, Pioneer's shares of the Preferred Stock (as defined in the Joint Participation Agreement) have been converted into shares of New Prize's Series A 6% Convertible Preferred Stock (the "NEW PRIZE PREFERRED STOCK").

         D. In connection with the Merger Agreement, the names of Old Prize and New Prize were changed as set forth above.

         E. Under Section 5.19 of the Merger Agreement, Old Prize is to assign to New Prize all of the rights, and New Prize is to assume all of the obligations, of Old Prize under the Joint Participation Agreement.

         F. Old Prize and New Prize desire to enter into this Agreement in order to effect such assignment and assumption.

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth in this Agreement, Old Prize and New Prize hereby agree as follows:

         1. Old Prize hereby transfers and assigns to New Prize all of the right, title and interest of Old Prize, of every kind and character whatsoever, in and to the Joint Participation Agreement.

         2. New Prize hereby accepts the above and foregoing assignment and agrees to assume and discharge all liabilities and perform all obligations of Old Prize under and pursuant to the Joint Participation Agreement.



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         3. Subject to the approval of Pioneer, clause (i) of Section 1 of the
Joint Participation Agreement shall be amended such that the Preferred Stock referred to therein is New Prize Preferred Stock and the reference to Prize's common stock shall be deemed to be a reference to New Prize's common stock.

         4. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, regardless of any laws that might otherwise govern under applicable principles of conflict of laws thereof.

         5. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         IN WITNESS WHEREOF, Old Prize and New Prize have caused this Agreement to be executed by their duly authorized representatives, as of the date first above written.

"Old Prize"                              "New Prize"


-----------------------------            PRIZE ENERGY CORP.
(Formerly Prize Energy Corp.)            (Formerly Vista Energy Resources, Inc.)


By:                                      By:
   --------------------------------         ------------------------------------
   Lon C. Kile                              Philip B. Smith
   President                                Chairman and Chief Executive Officer



                                     CONSENT

         Pioneer Natural Resources USA, Inc. hereby consents to the above and foregoing assignment and assumption and to the amendment set forth in paragraph 3 above, all effective as of the date first set forth above.


                                         PIONEER NATURAL RESOURCES
                                           USA, INC.


                                         By:
                                            ------------------------------------
                                            Mark L. Withrow
                                            Executive Vice President


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